Exhibit 99.1

Central Garden & Pet Announces Q1 Fiscal 2024 Financial Results

Fiscal 2024 Q1 net sales of $635 million

Fiscal 2024 Q1 earnings per share of $0.01

Maintains outlook for fiscal 2024 non-GAAP EPS of $2.50 or better

WALNUT CREEK, Calif.--(BUSINESS WIRE)--February 7, 2024--Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), a market leader in the Pet and Garden industries, today announced financial results for its fiscal 2024 first quarter ended December 30, 2023.

“The fiscal year is off to a solid start as we successfully navigated the challenging external environment. We delivered earnings per share of $0.01 as a result of improved gross margin and early season shipments,” said Beth Springer, Interim CEO of Central Garden & Pet. “Our outlook for the fiscal year is unchanged, and we are focused on executing our long-term Central to Home strategy with excellence.”

Fiscal 2024 First Quarter Financial Results

Net sales were $635 million compared to $628 million a year ago, an increase of 1%. Organic net sales increased 1%.

Gross profit was $179 million compared to $172 million in the prior year. Gross margin improved 80 basis points to 28.2% compared to 27.4% driven by cost management and moderating inflation.

Operating income was $8 million compared to $0.4 million a year ago. Operating margin was 1.3% compared to 0.1%, an increase of 120 basis points driven by higher gross margin and cost management resulting in lower SG&A as a percentage of net sales.

Net interest expense was $10 million compared to $14 million a year ago driven by higher cash balances and interest rates.

Net income was $0.4 million compared to net loss of $8 million a year ago. Earnings per share were $0.01 compared to loss per share of $0.16, an increase of $0.17 cents. Adjusted EBITDA was $37 million compared to $29 million a year ago.

The effective tax rate was 287.7% compared to 24.2% in the prior year due to a benefit from a discrete item related to stock compensation in the current year quarter.

Pet Segment Fiscal 2024 First Quarter Results

Net sales for the Pet segment were $409 million compared to $416 million in the prior year, a decrease of 2% due to lower sales of durable pet products. Organic net sales decreased 5% excluding the impact of the recent acquisition of TDBBS.

Pet segment operating income was $43 million compared to $40 million a year ago, an increase of 10%. Operating margin was 10.6% compared to 9.5%, an increase of 110 basis points driven by the positive results of Central's Cost and Simplicity program and lower commercial spend. Pet segment adjusted EBITDA was $54 million compared to $50 million in the prior year.

Garden Segment Fiscal 2024 First Quarter Results

Net sales for the Garden segment were $225 million compared to $212 million a year ago, an increase of 6% driven by early season shipments in Controls & Fertilizer, Grass, and Packet Seeds. Organic net sales increased 11% excluding the impact of the sale of the independent garden channel distribution business.

Garden segment operating loss was $9 million compared to operating loss of $11 million in the prior year, an improvement of 18%. Operating margin was (3.9)% compared to (5.1)%, an improvement of 120 basis point driven by gross margin improvement and favorable overhead absorption, partially offset by higher commercial spend. Garden segment adjusted EBITDA was $2 million compared to $0.02 million a year ago.

Additional Information

The cash balance at the end of the quarter was $341 million compared to $88 million a year ago, driven by a reduction in inventory due to converting inventory to cash over the last 12 months. Cash used by operations during the quarter was $70 million compared to $63 million a year ago.

Total debt as of December 30, 2023, and December 24, 2022 was $1.2 billion. The leverage ratio, as defined in Central's credit agreement, at the end of the first quarter was 3.0x compared to 3.1x at the end of the prior year quarter. Central repurchased 39,576 shares or $1.4 million of its stock during the quarter.

Fiscal 2024 Guidance

Central continues to expect fiscal 2024 non-GAAP EPS to be $2.50 or better before the impact of the stock dividend taking place on February 8, 2024.

This outlook reflects an environment of macroeconomic and geopolitical uncertainty with deflationary pressure in some of Central's commodity businesses and uncertain consumer demand and retailer dynamics. It includes modest pricing actions to help mitigate inflationary headwinds. This outlook excludes the impact of any acquisitions, divestitures or restructuring activities that may occur during fiscal 2024, including any projects under the Cost and Simplicity program. It also excludes the impact from the recent TDBBS acquisition. Central expects fiscal 2024 capital spending to be approximately $70 million.

Stock Dividend

On December 11, 2023, Central's board of directors declared a stock dividend in the form of one share of Central’s Class A Common Stock for every four outstanding shares of Central’s Common Stock, Class A Common Stock and Class B Stock to enhance liquidity in its Class A Common Stock. Dividend shares of Class A Common Stock will be distributed on February 8, 2024 to stockholders of record on January 8, 2024. The Class A Common Stock is listed on the NASDAQ Global Select Market under the symbol “CENTA.”

Conference Call

Central's senior management will hold a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its fiscal 2024 first quarter results and provide a general business update. The conference call and related materials can be accessed at http://ir.central.com.

Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13742862.

About Central Garden & Pet

Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) understands that home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With fiscal 2023 net sales of $3.3 billion, Central is on a mission to lead the future of the Pet and Garden industries. The Company’s innovative and trusted products are dedicated to helping lawns grow greener, gardens bloom bigger, pets live healthier and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Amdro®, Aqueon®, Cadet®, Farnam®, Ferry-Morse®, Four Paws®, Kaytee®, K&H®, Nylabone® and Pennington®, strong manufacturing and distribution capabilities and a passionate, entrepreneurial growth culture. Central is based in Walnut Creek, California and has 6,700 employees across North America and Europe. Visit www.central.com to learn more.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including statements concerning cost inflation and deflation, evolving consumer demand and unfavorable retailer dynamics, anticipated pricing actions, productivity initiatives and estimated capital spending, and earnings guidance for fiscal 2024, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon Central's current expectations and various assumptions. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:

  high inflation and interest rates, and other adverse macro-economic conditions;
  fluctuations in market prices for seeds and grains and other raw materials;
  our inability to pass through cost increases in a timely manner;
  our ability to recruit and retain new members of our management team, including a Chief Executive Officer, to support our businesses and to hire and retain employees;
  fluctuations in energy prices, fuel and related petrochemical costs;
  declines in consumer spending and increased inventory risk during economic downturns;
  reductions in demand for product categories that benefited from the COVID-19 pandemic;
  adverse weather conditions;
  the success of our Central to Home strategy and our Cost and Simplicity program;
  risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
  material weaknesses relating to the internal controls of recently acquired companies;
  seasonality and fluctuations in our operating results and cash flow;
  supply shortages in pet birds, small animals and fish;
  dependence on a small number of customers for a significant portion of our business;
  consolidation trends in the retail industry;
  risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
  competition in our industries;
  continuing implementation of an enterprise resource planning information technology system;
  potential environmental liabilities;
  risks associated with international sourcing;
  impacts of tariffs or a trade war;
  access to and cost of additional capital;
  potential goodwill or intangible asset impairment;

  our ability to remediate material weaknesses in our internal control over financial reporting;
  our dependence upon our key executives;
  our ability to protect our trademarks and other proprietary rights;
  litigation and product liability claims;
  regulatory issues;
  the impact of product recalls;
  potential costs and risks associated with actual or potential cyberattacks;
  potential dilution from issuance of authorized shares;
  the voting power associated with our Class B stock; and
  the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes.

These risks and others are described in Central’s Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise. Central has not filed its Form 10-Q for the fiscal quarter ended December 30, 2023, so all financial results are preliminary and subject to change.

CENTRAL GARDEN & PET COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts, unaudited)

ASSETS	December 30, 2023	December 24, 2022	September 30, 2023
Current assets:
Cash and cash equivalents	$341,419	$87,800	$488,730
Restricted cash	14,200	14,745	14,143
Accounts receivable (less allowances of $24,973, $26,115 and $25,797)	370,996	329,129	332,890
Inventories, net	948,398	1,024,359	838,188
Prepaid expenses and other	39,047	56,590	33,172
Total current assets	1,714,060	1,512,623	1,707,123
Plant, property and equipment, net	389,440	396,675	391,768
Goodwill	546,436	546,436	546,436
Other intangible assets, net	489,058	534,207	497,228
Operating lease right-of-use assets	177,499	184,351	173,540
Other assets	105,841	54,777	62,553
Total	$3,422,334	$3,229,069	$3,378,648

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$212,193	$194,159	$190,902
Accrued expenses	230,477	179,231	216,241
Current lease liabilities	51,035	49,353	50,597
Current portion of long-term debt	466	296	247
Total current liabilities	494,171	423,039	457,987
Long-term debt	1,189,093	1,186,649	1,187,956
Long-term lease liabilities	136,708	145,261	135,621
Deferred income taxes and other long-term obligations	149,776	150,676	144,271

Equity:
Common stock, $0.01 par value: 11,077,612, 11,250,162 and 11,077,612 shares outstanding at December 30, 2023, December 24, 2022 and September 30, 2023	111	113	111
Class A common stock, $0.01 par value: 41,076,686, 41,175,036 and 41,042,325 shares outstanding at December 30, 2023, December 24, 2022 and September 30, 2023	411	412	410
Class B stock, $0.01 par value: 1,602,374 shares outstanding at December 30, 2023, December 24, 2022 and September 30, 2023	16	16	16
Additional paid-in capital	594,646	585,127	594,416
Retained earnings	858,817	740,549	859,370
Accumulated other comprehensive loss	(2,112)	(3,363)	(2,970)
Total Central Garden & Pet Company shareholders’ equity	1,451,889	1,322,854	1,451,353
Noncontrolling interest	697	590	1,460
Total equity	1,452,586	1,323,444	1,452,813
Total	$3,422,334	$3,229,069	$3,378,648

CENTRAL GARDEN & PET COMPANY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts, unaudited)

	Three Months Ended
	December 30, 2023	December 24, 2022
Net sales	$634,533	$627,663
Cost of goods sold	455,688	455,964
Gross profit	178,845	171,699
Selling, general and administrative expenses	170,433	171,293
Operating income	8,412	406
Interest expense	(14,316)	(14,469)
Interest income	4,609	693
Other income	993	1,699
Loss before income taxes and noncontrolling interest	(302)	(11,671)
Income tax benefit	(869)	(2,822)
Income (loss) including noncontrolling interest	567	(8,849)
Net income (loss) attributable to noncontrolling interest	137	(416)
Net income (loss) attributable to Central Garden & Pet Company	$430	$(8,433)
Net income (loss) per share attributable to Central Garden & Pet Company:
Basic	$0.01	$(0.16)
Diluted	$0.01	$(0.16)
Weighted average shares used in the computation of net income (loss) per share:
Basic	52,332	52,478
Diluted	53,428	52,478

CENTRAL GARDEN & PET COMPANY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands, unaudited)

	Three Months Ended
	December 30, 2023	December 24, 2022
Cash flows from operating activities:
Net income (loss)	$567	$(8,849)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	22,545	21,692
Amortization of deferred financing costs	666	675
Non-cash lease expense	12,772	12,738
Stock-based compensation	6,021	6,577
Deferred income taxes	1,498	3,260
Other operating activities	(727)	(35)
Change in assets and liabilities (excluding businesses acquired):
Accounts receivable	(32,952)	48,062
Inventories	(92,808)	(84,689)
Prepaid expenses and other assets	(5,275)	(11,620)
Accounts payable	19,145	(16,107)
Accrued expenses	9,533	(23,049)
Other long-term obligations	3,310	(5)
Operating lease liabilities	(14,079)	(11,952)
Net cash used by operating activities	(69,784)	(63,302)
Cash flows from investing activities:
Additions to plant, property and equipment	(10,127)	(17,698)
Payments to acquire companies, net of cash acquired	(59,498)	—
Investments	(850)	(250)
Net cash used in investing activities	(70,475)	(17,948)
Cash flows from financing activities:
Repayments of long-term debt	(85)	(88)
Repurchase of common stock, including shares surrendered for tax withholding	(6,775)	(9,341)
Payment of contingent consideration liability	(25)	(7)
Distribution to noncontrolling interest	(900)	—
Net cash used by financing activities	(7,785)	(9,436)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	790	1,047
Net decrease in cash, cash equivalents and restricted cash	(147,254)	(89,639)
Cash, cash equivalents and restricted cash at beginning of period	502,873	192,184
Cash, cash equivalents and restricted cash at end of period	$355,619	$102,545
Supplemental information:
Cash paid for interest	$19,756	$19,907
Cash received from income taxes	$17,784	$—
New operating lease right of use assets	$13,170	$11,022

Use of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including adjusted EBITDA and organic sales. Management believes these non-GAAP financial measures that exclude the impact of specific items (described below) may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods.

Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization and stock-based compensation expense (or operating income plus depreciation and amortization expense and stock-based compensation expense). We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluations. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.

The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.

Organic Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended December 30, 2023
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Q1 FY 24	$634.5	$13.2	$621.3
Q1 FY 23	627.7	9.5	618.2
$ increase	$6.8		$3.1
% increase	1.1%		0.5%
Organic Pet Segment Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended December 30, 2023
	Net sales (GAAP)		Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Q1 FY 24	$409.2		$13.2	$396.0
Q1 FY 23	415.8		—	415.8
$ decrease	$(6.6)			$(19.8)
% decrease	(1.6	) %		(4.8	) %

Organic Garden Segment Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended December 30, 2023
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Q1 FY 24	$225.3	$—	$225.3
Q1 FY 23	211.9	9.5	202.4
$ increase	$13.4		$22.9
% increase	6.3%		11.3%
Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended December 30, 2023
	Pet	Garden	Corporate	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	$—	$—	$—	$430
Interest expense, net	—	—	—	9,707
Other income	—	—	—	(993)
Income tax benefit	—	—	—	(869)
Net income attributable to noncontrolling interest	—	—	—	137
Sum of items below operating income	—	—	—	7,982
Income (loss) from operations	43,388	(8,886)	(26,090)	8,412
Depreciation & amortization	10,798	11,006	741	22,545
Noncash stock-based compensation	—	—	6,021	6,021
Adjusted EBITDA	$54,186	$2,120	$(19,328)	$36,978
Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended December 24, 2022
	Pet	Garden	Corporate	Total
	(in thousands)
Net loss attributable to Central Garden & Pet Company	$—	$—	$—	$(8,433)
Interest expense, net	—	—	—	13,776
Other income	—	—	—	(1,699)
Income tax benefit	—	—	—	(2,822)
Net loss attributable to noncontrolling interest	—	—	—	(416)
Sum of items below operating income	—	—	—	8,839
Income (loss) from operations	39,555	(10,820)	(28,329)	406
Depreciation & amortization	10,112	10,842	738	21,692
Noncash stock-based compensation	—	—	6,577	6,577
Adjusted EBITDA	$49,667	$22	$(21,014)	$28,675

Contacts

Investor Relations Contact
Friederike Edelmann
VP, Investor Relations & Corporate Sustainability
(925) 412-6726
fedelmann@central.com